Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 112 (To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003) The date of this Pricing Supplement is June 7, 2004					Trade Date: 6/7/2004 Issue Date: 6/10/2004
CUSIP or Common Code:	41013M3M0	41013M3N8	41013M3P3	41013M3Q1	41013M3R9
Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%
Principal Amount:	$1,159,000.00	$1,098,000.00	$436,000.00	$235,000.00	$238,000.00
Proceeds to Issuer:	$1,153,205.00	$1,091,137.50	$432,512.00	$232,650.00	$234,668.00
Discounts and Commissions:	0.500%	0.625%	0.800%	1.000%	1.400%
Reallowance:	0.100%	0.150%	0.150%	0.150%	0.200%
Dealer:	99.625%	99.500%	99.350%	99.200%	98.800%
Maturity Date:	6/15/2006	6/15/2007	6/15/2008	6/15/2009	6/15/2012
Stated Annual Interest Rate:	2.650%	3.250%	3.750%	4.100%	4.800%
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly
First Payment Date:	7/15/2004	7/15/2004	7/15/2004	7/15/2004	7/15/2004
Additional Amounts:	N/A	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	No	No	No
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	N/A
Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders—Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 112 (To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003) The date of this Pricing Supplement is June 7, 2004					Trade Date: 6/7/2004 Issue Date: 6/10/2004
CUSIP or Common Code:	41013M3S7	41013M3T5	41013M3V0	41013M3W8	41013M3X6
Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%
Principal Amount:	$938,000.00	$233,000.00	$1,521,000.00	$286,000.00	$3,604,000.00
Proceeds to Issuer:	$924,868.00	$229,505.00	$1,494,382.50	$280,280.00	$3,513,900.00
Discounts and Commissions:	1.400%	1.500%	1.750%	2.000%	2.500%
Reallowance:	0.200%	0.200%	0.275%	0.350%	0.350%
Dealer:	98.800%	98.800%	98.600%	98.350%	97.850%
Maturity Date:	6/15/2012	6/15/2014	6/15/2016	6/15/2019	6/15/2029
Stated Annual Interest Rate:	Step: 3.350% through 6/14/2006, and 6.250% thereafter (unless called)	5.100%	5.650%	Step: 4.250% through 6/14/2007, and 6.750% thereafter (unless called)	6.000%
Interest Payment Frequency:	Monthly	Monthly	Semi	Monthly	Semi
First Payment Date:	7/15/2004	7/15/2004	12/15/2004	7/15/2004	12/15/2004
Additional Amounts:	N/A	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes	Yes
Callable by Issuer:	Yes	No	Yes	Yes	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	6/15/2006 Callable one time only at 100% on call date above with 30 days notice.	N/A	12/15/2006 Callable one time only at 100% on call date above with 30 days notice.	6/15/2007 Callable one time only at 100% on call date above with 30 days notice.	6/15/2009 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[2]:	N/A	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders—Original Issue Discount Notes” in the Prospectus.